Golden Phoenix Begins Phase-I Geologic Mapping and Sampling of Coyote Fault Gold and Silver Project;
Adjacent to Mineral Ridge Gold Project

SPARKS, NV, OCTOBER 22, 2010 – Golden Phoenix Minerals, Inc. ("Golden Phoenix") (OTC Bulletin Board: GPXM) is pleased to announce that Phase-I geologic mapping and sampling of its Coyote Fault Gold and Silver Project is scheduled to begin next week.

Golden Phoenix has retained Silver Spartan LLC to perform a Phase-I geologic mapping and sampling program on the Coyote Fault property. Earlier this month, Silver Spartan completed a similar Phase-I program on the Company’s Vanderbilt Silver and Gold Project ("Vanderbilt").  Both properties are adjacent to the Mineral Ridge property, in which the Company maintains a thirty percent (30%) interest via its membership interest in Mineral Ridge Gold, LLC; the joint venture entity that owns and operates the Mineral Ridge property with Scorpio Gold.

"Silver Spartan’s field geologists have significant experience in the Mineral Ridge area," stated Tom Klein, CEO of Golden Phoenix. "They expect to have the Phase-I Report completed at or near the end of December."

Golden Phoenix has acquired an option to earn an 80% interest in Coyote Fault from Mhakari Gold (Nevada) ("Mhakari").  Mhakari’s initial assessment indicates Coyote Fault may be one of the primary geologic structures associated with known gold mineralization on Mineral Ridge.

Mr. Klein concluded: "The Mineral Ridge area is continuing to demonstrate what we believe is a solid geological foundation. Our development of Coyote Fault and the Vanderbilt, along with Scorpio Gold’s development of Mineral Ridge, are providing continuous advancement of the Mineral Ridge district."

Please visit the Golden Phoenix website at: http://www.golden-phoenix.com.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company whose focus is Royalty Mining in the Americas.  Golden Phoenix is committed to delivering shareholder value by identifying, acquiring, developing and mining superior precious and strategic metal deposits throughout North, Central, and South America using competitive business practices balanced by principles of ethical stewardship.  Golden Phoenix is a 30% joint venture partner with Scorpio Gold on the Mineral Ridge gold and silver property near Silver Peak, Nevada, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada. Golden Phoenix has an option to earn an 80% interest in the Vanderbilt Silver and Gold Project, and the Coyote Fault Gold and Silver Project, both of which are adjacent to the Mineral Ridge gold and silver property near Silver Peak, Nevada.  Golden Phoenix has entered into a Memorandum of Understanding to acquire an 80% interest in five gold and molybdenum properties in Peru; two on the Pataz Gold Trend in the north, and three in the Porvenir area in the south. Golden Phoenix has entered into a Definitive Acquisition Agreement to acquire a 100% interest in four gold and base metal properties in the Shining Tree Mining District in Ontario, Canada.

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.Golden-Phoenix.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Robert Ian, Director of Corporate Communications (775) 453-4741
robertian@golden-phoenix.com

Golden Phoenix Minerals, Inc. • 1675 East Prater Way #102 • Sparks, NV 89434
Tel: (775) 853-4919 • Fax: (775) 853-5010 • www.Golden-Phoenix.com